Exhibit 99.1

PEOPLES BANCORP
212 West Seventh Street
Auburn, IN 46706

FOR IMMEDIATE RELEASE

Contact: Maurice F. Winkler, III, President and Chief Executive Officer
Steven Caryer, Chief Financial Officer

Phone:  (260) 925-2500

PEOPLES BANCORP ANNOUNCES
PLAN TO END SEC REPORTING AND NASDAQ LISTING

(Auburn, Indiana) - December 28, 2007 - Peoples Bancorp (“Peoples”) announced today that its Board of Directors has approved a plan to end the Corporation’s obligation to file reports with the Securities and Exchange Commission (the “SEC”). This would be accomplished through a 1-for-760 reverse split of Peoples’ common stock to be followed immediately by a 760-for-1 forward split.  In the split transaction, shareholders with fewer than 760 shares of Peoples common stock held of record in their name immediately before the split transaction will receive a cash payment equal to $16.75 per pre-split share. Shareholders holding 760 or more shares of Peoples common stock immediately before the split transaction will not receive a cash payment and will continue to hold the same number of shares after completion of the split transaction.

If the split transaction is completed, Peoples expects to have fewer than 300 shareholders of record, thereby being eligible to file a Form 15 to deregister its common stock under the Securities Exchange Act of 1934. As a result, the Corporation would no longer be required to file periodic reports and other information with the Securities and Exchange Commission.  If Peoples deregisters its common stock and suspends reporting obligations under the Securities Exchange Act of 1934, the common stock will cease to be eligible for trading on Nasdaq.  However, the Corporation anticipates that its common stock will be quoted on the OTC Bulletin Board or in the pink sheets, to the extent market makers continue to make a market in its shares.

“Our Board of Directors decided to take this action,” said Maurice F. Winkler, III, Peoples’ President and CEO, “because we believe that the advantages of continuing as a public company are far outweighed by the disadvantages.  As a public reporting company, Peoples Bancorp incurs significant accounting, legal and administrative costs that are associated with compliance with the SEC’s reporting requirements, which can be expected to increase due to the Sarbanes-Oxley Act of 2002.  We believe that the cost savings we will realize by going private will have a positive impact on the Corporation’s results of operation and will allow management to focus more of its attention on the Corporation’s business.  The Corporation’s shares trade infrequently.  Therefore, management and the directors believe that any negative impact on the liquidity of the shares as a result of deregistering and delisting will be minimal.”

The Board of Directors has received a fairness opinion from its financial advisor, Commerce Street Capital, LLC, that the cash consideration of $16.75 per share to be paid in the proposed split transaction to record shareholders owning fewer than 760 shares is fair, from a financial point of view, to those shareholders. The proposed split transaction is subject to approval by the holders of a majority of the issued and outstanding shares of Peoples Bancorp common stock. Shareholders will be asked to approve the split transaction at an annual meeting of shareholders, currently expected to be held in March of 2008.

Peoples Bancorp intends to file a preliminary proxy statement and Schedule 13E-3 with the SEC outlining the transaction and containing other important information. We advise all shareholders to read the definitive proxy statement when it is available.  Shareholders may obtain a free copy of the definitive proxy statement and Schedule 13E-3, subsequent to filing, at the SEC’s web site at www.sec.gov. Peoples Bancorp will also mail a copy of the definitive proxy statement prior to the annual meeting to its shareholders entitled to vote at the meeting.

Peoples Bancorp is headquartered at 212 West Seventh Street, Auburn, Indiana.  The Corporation offers a full array of banking, trust, and financial brokerage services to its customers through fifteen full service branches located in Indiana and Michigan.  The Corporation is traded on the NASDAQ Global Market under the symbol “PFDC.”

Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of the Corporation and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The Corporation’s ability to predict future results involves a number of risks and uncertainties, some of which have been set forth in the Corporation’s most recent annual report on Form 10-K, which disclosures are incorporated by reference herein.  The Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.